EXHIBIT 99.1

3D Systems Reports Improved Operating Results for First-Quarter 2009

Reports Higher Cash and Improved Gross Profit Margin On Lower Revenue

ROCK HILL, S.C., May 6, 2009 (GLOBE NEWSWIRE) -- 3D Systems Corporation (Nasdaq:TDSC), a leading provider of 3-D Printing, Rapid Prototyping and Manufacturing solutions, announced today its operating results for the first quarter of 2009. The company also filed its first-quarter 2009 Form 10-Q with the SEC today.

The company will hold a conference call to discuss these results tomorrow morning, May 7, 2009 at 9:00 a.m., Eastern Time. Additional information relating to that call is provided below.

The company reported improved gross profit margin and reduced net loss for the first quarter of 2009 with lower revenue and lower operating expenses.

Largely reflecting improvements in working capital management, at March 31, 2009 unrestricted cash increased to $23.4 million, a $1.3 million increase from December 31, 2008.

The table below summarizes the company's key financial results for the first quarters of 2009 and 2008.

                          Operating Highlights
                          First Quarter of 2009
             ($ in millions except for per share amounts)

 ---------------------------------------------------------------------
                                             First Quarter
                                 -------------------------------------
                                                           % Change
                                                            Favorable
      Operating Highlights         2009          2008     (Unfavorable)
 ---------------------------------------------------------------------
 Revenue                          $24.0         $31.8         (24%)
 ---------------------------------------------------------------------
 Gross profit                     $10.5         $12.7         (17%)
  % of Revenue                      44%           40%
 ---------------------------------------------------------------------
 Operating expenses               $12.1         $16.7          27%
  % of Revenue                      50%           52%
 ---------------------------------------------------------------------
 Operating loss                   ($1.6)        ($4.0)         59%
  % of Revenue                      (7%)         (12%)
 ---------------------------------------------------------------------
 Net loss                         ($2.1)        ($3.7)         44%
 ---------------------------------------------------------------------
 Diluted loss per share          ($0.09)       ($0.17)         47%
 ---------------------------------------------------------------------
 Unrestricted cash                $23.4         $21.9           7%
 ---------------------------------------------------------------------
 Depreciation and amortization     $1.6          $1.4         (19%)
  % of Revenue                       7%            4%
 ---------------------------------------------------------------------

"The unprecedented global slowdown that we experienced during the first quarter of 2009 adversely impacted revenue from all parts of our business worldwide, as our customers halted their capital spending and curtailed their operating expenses," said Abe Reichental, 3D Systems' President and Chief Executive Officer.

"Notwithstanding this challenging operating environment, our gross profit margin for the quarter increased and our operating expenses decreased compared to the first quarter of 2008," continued Reichental.

"We believe that the cost control measures that we have implemented thus far strengthen our operations and provide us with the resources to weather this downturn, while leaving us better positioned for the economic recovery ahead," continued Reichental.

Total revenue declined in the first quarter of 2009 primarily due to the continuing decline in large-frame systems' sales as customers continued to postpone significant capital investments and to manage their existing capacity for rapid prototyping and rapid manufacturing equipment. Nevertheless, during the first quarter, revenue from 3-D Printers increased by 57% over the first quarter of 2008.

Total systems' revenue fell by 38% to $4.9 million in the first quarter of 2009 from $7.8 million in the 2008 quarter. Large-frame systems declined to 9% of total systems' revenue from 57% in the first quarter of 2008. Sales of small-frame systems and 3-D Printers accounted for the remaining 91% of systems' sales for the 2009 quarter, increasing from 43% in the first quarter of 2008.

While total sales of materials fell in the first quarter of 2009 by 29%, sales of integrated materials increased to 35% of total materials' revenue compared to 22% in the first quarter of 2008 and 28% in the fourth quarter of 2008. Sales of these materials in the first quarter of 2009 increased by 17% compared to the overall 29% decline for all materials' sales.

Service revenue decreased by 5% to $8.5 million for the 2009 quarter.

Revenue was negatively impacted by both foreign currency translation and weak global demand in the first quarter of 2009, particularly in the automotive sector. Continued revenue growth from dental applications and 3-D Printer sales growth were not enough to mitigate the decline in large-frame systems' sales and reduced materials' consumption during the quarter. The company ended the first quarter with backlog of less than $1 million, consistent with the normal operating trends of its business.

"Despite the anticipated difficult and uncertain market conditions ahead, we remain committed to our goal of accelerating the adoption of 3-D Printers worldwide. Accordingly, we are moving ahead with two of our previously announced 3-D Printer commercial programs. During the second quarter of 2009, we expect to commence with commercial shipments of our V-Flash(r) Desktop Modeler and, in the third quarter, we plan to begin shipping the ProJet(tm) 5000, our new large-format 3-D Printer," added Reichental.

"While, the near-term economic outlook continues to suggest challenging global market conditions, the continued operating and cash management improvements that we have achieved give us confidence that we have the people, products and the discipline to weather the current economic storm."

"We remain committed to our long-term growth objectives and are confident in our ability to provide value to our customers and stockholders," concluded Reichental.

Conference Call and Audio Webcast Details

3D Systems will hold a conference call and audio webcast to discuss its operating results for the first-quarter of 2009 on Thursday, May 7, 2009 at 9:00 a.m., Eastern Time.

 * To access the May 7, 2009 Conference Call, dial 1-888-336-3485 (or
   706-634-0653 from outside the United States). The confirmation code is 95902470.

 * To access the audio webcast on May 7, 2009, log onto 3D Systems' Web site at www.3dsystems.com/ir. To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation. The webcast will be available for replay beginning approximately three hours after completion of the call at: www.3dsystems.com/ir.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3-D Printing, Rapid Prototyping and Manufacturing solutions. Its systems and materials reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input. These solutions are used for design communication and prototyping as well as for production of functional end-use parts: Transform your products.

More information on the company is available at www.3dsystems.com, or via email at moreinfo@3dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

                         3D SYSTEMS CORPORATION
            Condensed Consolidated Statements of Operations
         Three Months Ended March 31, 2009 and March 31, 2008
               (in thousands, except per share amounts)

                                           Three Months Ended March 31,
                                           ---------------------------
                                               2009           2008
                                           ------------   ------------
                                                   (Unaudited)

 Revenue:
  Products                                 $     15,489   $     22,765
  Services                                        8,542          9,022
                                           ------------   ------------
   Total revenue                                 24,031         31,787

 Cost of sales:
  Products                                        7,937         12,453
  Services                                        5,615          6,634
                                           ------------   ------------
   Total cost of sales                           13,552         19,087
                                           ------------   ------------

 Gross profit                                    10,479         12,700
                                           ------------   ------------

 Operating expenses:
  Selling, general and administrative             9,188         13,064
  Research and development                        2,898          3,597
                                           ------------   ------------
   Total operating expenses                      12,086         16,661
                                           ------------   ------------

 Loss from operations                            (1,607)        (3,961)
 Interest and other expense (income), net           227           (656)
                                           ------------   ------------

 Loss before income taxes                        (1,834)        (3,305)
 Provision for income taxes                         250            386
                                           ------------   ------------
 Net loss                                        (2,084)        (3,691)
                                           ============   ============

 Shares used to calculate basic and
  diluted net loss (1)                           22,369         22,327
                                           ============   ============
 Basic and diluted net loss per share(1)   $      (0.09)  $      (0.17)
                                           ============   ============

 (1) See Schedule 1 for the calculation of basic and diluted net loss available to common stockholders per share.

                         3D SYSTEMS CORPORATION
                 Condensed Consolidated Balance Sheets
                 March 31, 2009 and December 31, 2008
                            (in thousands)

                                    March 31, 2009    December 31, 2008
                                   -----------------------------------
                                               (Unaudited)

                  ASSETS

 Current assets:
  Cash and cash equivalents        $         23,417   $         22,164
  Accounts receivable, net                   16,819             25,276
  Inventories, net                           19,895             21,018
  Prepaid expenses and other
   current assets                             2,354              1,601
  Deferred income tax assets                    995                935
  Restricted cash                               111              3,309
                                   ----------------   ----------------
   Total current assets                      63,591             74,303

 Property and equipment, net                 22,890             24,072
 Intangible assets, net                       3,378              3,663
 Goodwill                                    47,364             48,010
 Other assets, net                            2,962              2,954
                                   ----------------   ----------------
                                   $        140,185   $        153,002
                                   ================   ================

          LIABILITIES AND
        STOCKHOLDERS'EQUITY

 Current liabilities:
  Industrial development bonds                   --              3,085
  Current portion of capitalized
   lease obligations                            199                195
  Accounts payable                           13,716             17,133
  Accrued liabilities                         6,259              8,057
  Customer deposits                             764              1,136
  Deferred revenue                            8,851              9,418
                                   ----------------   ----------------
   Total current liabilities                 29,789             39,024

 Long-term portion of capitalized
  lease obligations                           8,416              8,467
 Other liabilities                            3,158              3,277
                                   ----------------   ----------------
   Total liabilities                         41,363             50,768

 Stockholders' equity:
  Preferred Stock, authorized
   5,000 shares, none issued                     --                 --
  Common stock, authorized 60,000
   shares, issued 22,484 (2009)
   and 22,424 (2008)                             22                 22
  Additional paid-in capital                176,608            176,180
  Treasury stock, at cost; 65
    shares (2009) and 59 shares
    (2008)                                     (126)              (120)
  Accumulated deficit                       (80,641)           (78,557)
  Accumulated other comprehensive
   income                                     2,959              4,709
                                   ----------------   ----------------
   Total stockholders' equity                98,822            102,234
                                   ----------------   ----------------
                                   $        140,185   $        153,002
                                   ================   ================

                        3D SYSTEMS CORPORATION
            Condensed Consolidated Statements of Cash Flows
         Three Months Ended March 31, 2009 and March 31, 2008
                            (in thousands)

                                           Three Months Ended March 31,
                                           ---------------------------
                                               2009           2008
                                           ------------   ------------
                                                   (Unaudited)

 Cash flows from operating activities:
 Net loss                                  $     (2,084)  $     (3,691)
  Adjustments to reconcile net income to
   net cash used in operating activities :
  Deferred income taxes                            (121)          (108)
  Depreciation and amortization                   1,607          1,350
  Provision for bad debts                           703            421
  Stock-based compensation expense                  389            480
  Loss on disposition of property and
   equipment                                         --             14
  Changes in operating accounts:
   Accounts receivable                            6,449          7,544
   Inventories                                      472         (6,862)
   Prepaid expenses and other current
    assets                                         (827)          (140)
   Accounts payable                              (2,520)        (5,139)
   Accrued liabilities                           (1,612)        (2,014)
   Customer deposits                               (350)         1,188
   Deferred revenue                                (395)          (505)
   Other operating assets and liabilities           (29)           369
                                           ------------   ------------
    Net cash provided by (used in)
     operating activities                         1,682         (7,093)
                                           ------------   ------------

 Cash flows used in investing activities:
  Purchase of property and equipment               (285)        (1,882)
  Additions to license and patent costs             (37)          (173)
                                           ------------   ------------
    Net cash used in investing activities          (322)        (2,055)
                                           ------------   ------------

 Cash flows provided by financing
  activities:
  Stock options and restricted stock
   proceeds                                          33          1,081
  Repayment of long-term debt                       (49)          (165)
  Repayment of short-term borrowings             (3,085)            --
  Restricted cash                                 3,198             --
                                           ------------   ------------
    Net cash provided by financing
     activities                                      97            916

 Effect of exchange rate changes on cash           (204)           475
                                           ------------   ------------
 Net increase (decrease) in cash and cash
  equivalents                                     1,253         (7,757)

 Cash and cash equivalents at the
  beginning of the period                        22,164         29,689
                                           ------------   ------------
 Cash and cash equivalents at the end of
  the period                               $     23,417   $     21,932
                                           ============   ============
 Supplemental Cash Flow Information:
 Interest payments                         $        161   $        217
 Income tax payments                                 67            240
 Non-cash items:
  Transfer of equipment from inventory to
   property and equipment, net                       32          3,572
  Transfer of equipment to inventory from
   property and equipment, net                       33            218

                             Schedule 1

 Following is a reconciliation of the numerator and denominator of the basic and diluted net loss available to common stockholders per share computations:

                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                      2009      2008
                                                    --------  --------
                                                        (Unaudited)

 Basic and diluted(1) net loss available to
  common stockholders per share:
 Numerator:
 Net loss available to common stockholders          $ (2,084) $ (3,691)
                                                    ========  ========
 Denominator:
 Weighted average common shares
  outstanding                                         22,369    22,327
                                                    ========  ========

 Basic and diluted net loss available to common
  stockholders, per share                           $  (0.09) $  (0.17)
                                                    ========  ========

     (1) No dilutive securities were included in the diluted weighted average shares outstanding for the three months ended March
         31, 2009 and 2008 because the effect of their inclusion would have been anti-dilutive; that is, they would have reduced net loss per share.

CONTACT:  3D Systems Corporation
          Investor Contact:
          Chanda Hughes
            803-326-4010
            HughesC@3dsystems.com
          Media Contact:
          Katharina Hayes
            803-326-3941
            HayesK@3dsystems.com